EXHIBIT 7.01

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share of ARAMARK CORPORATION, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: May 11, 2006

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GOLDMAN, SACHS & CO.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GSCP V ADVISORS, L.L.C.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GSCP V OFFSHORE ADVISORS, L.L.C.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS ADVISORS V, L.L.C.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GOLDMAN, SACHS MANAGEMENT GP GMBH

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V FUND, L.P.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V GMBH & CO. KG

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By:	/s/ Roger S. Begelman
Name:	Roger S. Begelman
Title:	Attorney-in-fact